EXHIBIT 2.1


                        STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 16th day of May, 2000, by and among Netvoice Technologies Corporation, a Nevada corporation ("Parent"), Netvoice Technologies, Inc., a Nevada corporation ("Purchaser"), Synetric, Inc., a Texas corporation (the "Company"), each of the persons listed on the signature pages hereto (persons listed as Shareholders shall be collectively referred to herein as "Shareholders" and the Shareholders who are also officers and directors of the Company as indicated on the signature pages shall be referred to as "Executive Shareholders").
                          W I T N E S S E T H :
                          - - - - - - - - - -

     WHEREAS, Shareholders desire to sell and convey to Purchaser all of the outstanding shares of capital stock of the Company and Purchaser desires to purchase all of the outstanding capital stock of the Company from Shareholders.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and conditions hereinafter set forth, the parties do hereby agree as follows:

                               ARTICLE I.
                            PURCHASE AND SALE
                            -----------------

     1.1 PURCHASE OF STOCK. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Shareholder shall sell to Purchaser and Purchaser shall purchase from Shareholders, all of the issued and outstanding shares of common stock, $1.00 par value per share, of the Company (the "Shares") owned by each such Shareholder.

     1.2 CONSIDERATION. The total consideration for the Shares shall be 286,458 shares of voting common stock, $.001 par value per share ("Netvoice Stock") of Parent (the "Total Consideration"). At the Closing, Purchaser shall deliver to Shareholders an aggregate total of 253,229 shares of Netvoice Stock (including fractional shares). The number of shares of Netvoice Stock shall be allocated to the Shareholders as set forth on
SCHEDULE 1.2.

     1.3 ESCROW. The parties hereto agree that an aggregate total of 33,229 shares of Netvoice Stock issued pursuant to Section 1.2 as the Total Consideration shall be deposited into escrow in accordance with Section 5.4 hereof (the "Escrow Shares") to be held for a period of one (1) year following the Closing.



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                               ARTICLE II.
                     REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANY AND SHAREHOLDERS
                     -------------------------------

     The Company and the Executive Shareholders jointly and severally represent and warrant to Purchaser as follows:

     2.1 EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries. The Company is duly qualified or licensed as a foreign corporation and in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. Set forth on SCHEDULE 2.1 is a list of the jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation.

     2.2 CAPITAL STOCK OF THE COMPANY. The Company's authorized capital stock consists of 1,000,000 shares of common stock, $1.00 par value per share, of which 3,540 shares are issued and outstanding and 600 shares are reserved for issuance upon exercise of outstanding options. All of the Shares have been duly authorized, validly issued and are fully paid and nonassessable and no holder thereof is entitled to any preemptive rights. None of the Shares was issued in violation of any preemptive or preferential right. Except as listed on SCHEDULE 2.2, there are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue any shares of capital stock or other securities and all such options and other rights will be exercised in full or terminated prior to Closing.

     2.3 AUTHORIZATION OF THE COMPANY AND SHAREHOLDERS. The Company has full corporate power, capacity and authority to execute this Agreement and all other agreements and documents contemplated hereby to which it is party. The execution and delivery of this Agreement and such other agreements and documents by the Company, to the extent a party thereto, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company and no other corporate action on the part of the Company is necessary to authorize the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that (i) enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

     2.4  Financial Statements.
          --------------------

          (a) The Company has previously furnished to Purchaser the compiled balance sheet of the Company at December 31, 1999 and 1998 and the related statements of income for the fiscal years then ended, and the unaudited balance sheet of the Company at March 31, 2000 (the "Recent Balance Sheet") and the related statement of income for the three (3) months then ended (collectively, the "Financial Statements"), copies of which are attached hereto as SCHEDULE 2.4A. The Financial Statements present fairly the financial position and results of operations of the

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Company as of the indicated dates and for the indicated periods and have been prepared in accordance with the federal income tax method of accounting consistently applied through the periods included. The Company shall permit Purchaser's independent accounting firm full access to the work papers pertaining to the Financial Statements, including those work papers in the possession of or prepared by the Company's accountant.

          (b) Except to the extent (and not in excess of the amounts) reflected in the Recent Balance Sheet included in the Financial Statements or as disclosed on SCHEDULE 2.4B or relating to normal trade payables arising in the ordinary course of business, the Company does not have any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any unusual or extraordinary commitments.

          (c) Since December 31, 1999, (i) there has been no material adverse change, or development involving a prospective material adverse change, in the assets, liabilities, business, operations, financial condition or results of operations of the Company and (ii) the Company's business has been conducted only in the ordinary course consistent with past practice.

          (d) The Company does not have nor at the Closing will the Company have outstanding any indebtedness for borrowed money or other interest-bearing debt of any kind.

     2.5 NO VIOLATIONS. The execution, delivery and performance of this Agreement and the other agreements and documents contemplated hereby by the Company and Shareholders and the consummation of the transactions contemplated hereby will not (i) violate any provision of the articles of incorporation or bylaws of the Company, (ii) violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or its properties or assets are bound, or (iii) result in a violation or breach of, or constitute a default under, or result in the creation of any Lien upon, or create any rights of termination, cancellation or acceleration in any person with respect to any Material Contract (as defined below) or any license, franchise or permit of the Company, or any other agreement, contract, indenture, mortgage or instrument to which the Company is a party or by which any of its properties or assets is bound.

     2.6 CONSENTS. Except as set forth on SCHEDULE 2.6, no consent, approval or other authorization of any governmental authority or under any Material Contract or other material agreement or commitment to which the Company or any Shareholder is a party or by which its assets are bound is required as a result of or in connection with the execution or delivery of this Agreement and the other agreements and documents to be executed by the Company or the consummation by the Company of the transactions contemplated hereby.


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
     2.7  TAX MATTERS.  Except as set forth on SCHEDULE 2.7 hereto,

          (a) RETURNS AND REPORTS. All Tax (as defined below) returns and reports required to be filed prior to the date hereof by or on behalf of the Company are true, correct and complete in all material respects, have been duly and timely filed in accordance with all applicable laws (subject to timely filed extensions) and such returns and reports required to be filed on or before the Closing Date will be duly and timely filed or extensions of time within which to file such returns will have been obtained, and the income, activities, operations and transactions of the Company have been or will be properly included and correctly reflected thereon;

          (b) PAYMENT. (i) The Company has paid or, in case of Taxes not yet due, has made adequate provision on the Financial Statements for the payment of all Taxes for which the Company is or may become liable for payment; (ii) all Tax deficiencies assessed against such Company for which the Company may be directly or indirectly liable as a result of any examination of Tax returns of the Company have been paid, and (iii) the Company is not, as of the date hereof, the subject of any audit or other proceeding in respect of payment of Taxes for which the Company may be directly or indirectly liable and no such proceeding has been threatened;

          (c) EXTENSIONS. No agreements, waivers, or other arrangements exist providing for an extension of time or statutory periods of limitations with respect to payment by, or assessment against, the Company for any Tax for which the Company may be directly or indirectly liable and no written request for any such agreement, waiver or other arrangement has been made and is currently outstanding;

          (d) PROCEEDINGS. No suits, actions, claims, or proceedings have been asserted as of the date hereof against the Company in respect of any Tax for which the Company may be directly or indirectly liable;

          (e) SECTION 341(f) ELECTION. Neither the Company nor any of its predecessors has at any time filed a consent under Section 341(f)(1) of the Code or agreed under Section 341(f)(3) of the Code to have the provisions of Section 341(f)(2) of the Code apply to a sale of any of its assets;

          (f) CHANGE IN ACCOUNTING METHOD. (i) The Company has not agreed to make any adjustment by reason of a change in its accounting method that would affect the taxable income or deductions of the Company for any period following the Closing Date; (ii) the Company is not required to include income in any amount under Section 481 of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable provisions of state, local or foreign law), by reason of a change in accounting methods or otherwise, as a result of actions taken prior to the Closing Date; and (iii) the Company will not be required to include in a taxable period on or after the Closing Date taxable income attributable to income that economically accrues in a taxable period ending on or before the Closing Date (as defined below), including without limitation, as a result of the installment method of accounting, the completed contract method of accounting or the case method of accounting;

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
          (g) TAX LIENS. There are no Tax Liens as of the date hereof upon any of the assets reflected on the Recent Balance Sheet, except for statutory Liens for Taxes not yet due or delinquent;

          (h) WITHHOLDING. The amounts of Taxes withheld by or on behalf of the Company with respect to all compensation paid to employees of the Company for all periods ending on or before the date hereof and the Closing Date have been (or will be, as the case may be) proper and accurate in all material respects, and all deposits required with respect to compensation paid to such employees have been (or will be) made in compliance in all material respects with the provisions of all applicable Tax laws;

          (i) PRIOR AFFILIATED GROUPS. The Company has never been a member of an affiliated group of corporations, within the meaning of
Section 1504 of the Code;

          (j) TAX-EXEMPT USE PROPERTY. None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (k) SECURITY FOR TAX-EXEMPT OBLIGATION. None of the assets of the Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code; and

          (l) TAX SHARING OR ALLOCATION AGREEMENTS. The Company is not a party to or bound by (nor will the Company become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement.

     For purposes hereof, "Taxes" means any federal, foreign, state, county, and local income, gross receipts, excise, import, property, franchise, ad valorem, license, sales, use, withholding, and unemployment compensation or other employment-related tax, or any other tax, together with all deficiencies, penalties, additions, interest, assessments, and other governmental charges with respect thereto.

     2.8  ASSETS AND PROPERTIES.

          (a) REAL PROPERTY. Except as set forth on SCHEDULE 2.8, the Company does not own, nor has it previously owned, any real properties nor does the Company hold any options or have any contractual obligation to purchase or acquire any interest in real property.

          (b) REAL PROPERTY LEASES. Set forth on SCHEDULE 2.8 is a list of all leases and subleases under which the Company is lessor or lessee or sublessor or sublessee of any real property, together with all amendments, supplements, nondisturbance agreements, brokerage and commission agreements and other agreements pertaining thereto ("Real Property Leases"). Copies of all Real Property Leases have been delivered to Purchaser. The Company has not assigned any Real Property Leases. There are no Liens on the Company's interest in the Real Property Leases, subject only to (i) Liens for taxes and assessments not yet due and payable and (ii) those matters set forth on SCHEDULE 2.8. The Real Property Leases listed on SCHEDULE 2.8 are in full force and effect and constitute binding obligations of the Company and the other parties thereto and (x) there are no defaults thereunder and (y) no event has occurred which with notice, lapse of time or both would constitute a default by the Company or by any other party thereto.

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
          (c) PERSONAL PROPERTY. Except for inventory and supplies disposed of or consumed, and accounts receivable collected or written off, and cash utilized, all in the ordinary course of business consistent with past practice, the Company owns all of its inventory, equipment and other personal property (both tangible and intangible) reflected on the Recent Balance Sheet or acquired since March 31, 2000 free and clear of any Lien, except for statutory Liens for current taxes, assessments or governmental charges or levies on property not yet due and payable, landlord's Liens or as set forth on SCHEDULE 2.8. The Liens on such Schedule will be released at or prior to Closing.

          (d) CONDITION OF PROPERTIES. Except as set forth on SCHEDULE 2.8, the leasehold estates which are the subject of the Real Property Leases and the tangible personal property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted; and neither the Company nor any Executive Shareholder has knowledge of any condition or defect of any leasehold estate that could materially affect the fair market value, use or operation of any leasehold estate or otherwise have a material adverse effect on the Company's business, assets, operations, financial condition, results of operations or prospects (a "Material Adverse Effect").

          (e) COMPLIANCE. To the best knowledge of the Company and the Executive Shareholders, the continued ownership, operation, use and occupancy of the leasehold estates the subject of the Real Property Leases as currently operated, used and occupied will not violate any zoning, building, health, flood control, fire or other law, ordinance, order or regulation or any restrictive covenant. To the best knowledge of the Company and the Executive Shareholders, there are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the leasehold estates the subject of the Real Property Leases and no written notice of any such violation has been issued by any governmental authority.

          (f) UTILITIES. All utilities (including, without limitation, water, sewer, electricity, trash removal and telephone service) are available to the leasehold estates which are the subject of the Real Property Leases in sufficient quantities to adequately serve the leasehold estates.

     2.9  ENVIRONMENTAL LAWS AND REGULATIONS.

          (a)(i) The ownership and operations of the Subject Property (as defined below) by the Company, and to the best knowledge of the Company and the Executive Shareholders, the ownership and operations by third parties, and any use, storage, treatment, disposal, or transportation by the Company, and to the best knowledge of the Company and Executive Shareholders, by third parties, of Hazardous Substances (as defined below), that has occurred in or on the Subject Property prior to the date of this Agreement have been in compliance with Environmental Requirements (as defined below); (ii) during the ownership, occupancy and operation of the Subject Property by the Company, and, to the best knowledge of the Company and the Executive Shareholders, prior to the Company's ownership, occupancy or operation, no release, leak, discharge, spill, disposal, or emission of Hazardous Substances has occurred in, on, or under the Subject Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements; (iii) the Company does not utilize Hazardous Substances as of the date of this Agreement; (iv) there is no pending or, to the best knowledge of the Company and the Executive Shareholders, threatened litigation or administrative proceeding or

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investigation (whether civil, criminal or administrative) concerning the
Subject Property involving Hazardous Substances or Environmental Requirements; (v) to the best knowledge of the Company and the Executive Shareholders, there is no material quantity of friable ACM (as defined below) within the Subject Property, and there are no above-ground or underground storage tank systems ("Tank Systems") located at the Subject Property; (vi) the Company has never owned, operated, or leased any real property other than the Subject Property; and (vii) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby will not affect the validity or require the transfer of any permits under Environmental Requirements, and will not require notification, registration, reporting, filing, investigation or remediation under any Environmental Requirement, including without limitation, any environmental transfer law.

          (b) The Company has provided Purchaser with the reports set forth on SCHEDULE 2.9, which Schedule sets forth all reports in the possession of or available to the Company or Shareholders with respect to the compliance status or liability of the Company, its operation and the Subject Properties under Environmental Requirements.

          (c) DEFINITIONS. The following terms shall have the following meanings:

          "ENVIRONMENTAL REQUIREMENTS" means all laws, statutes, rules, regulations, ordinances, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any governmental authority, including, without limitation, federal, state, and local authorities, relating to the regulation of, imposing standards of conduct or liability regarding, or protection of, human health and safety (including, without limitation, employee health and safety), natural resources, conservation, the environment, or the storage, treatment, disposal, transportation, handling, or other management of industrial or solid waste, hazardous waste, hazardous or toxic substances or chemicals, or pollutants.

          "HAZARDOUS SUBSTANCE" means (i) any "hazardous substance" as defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated thereunder; (ii) petroleum and petroleum by-products; (iii) asbestos or asbestos-containing material ("ACM"); or
     (iv) any additional substances or materials which at any time are classified or considered to be pollutants, hazardous or toxic under Environmental Requirements.

          "SUBJECT PROPERTY" means all property subject to the Real
     Property Leases and all property now or formerly owned, operated or leased by the Company or any current or former subsidiary of the Company.

     2.10 MATERIAL CONTRACTS.

          (a) Set forth on SCHEDULE 2.10 is a list of all contracts, arrangements and commitments (whether oral or written) to which the Company is a party or by which the Company's assets or business are bound (collectively, the "Material Contracts") which relate to (i) the sale, lease or other disposition by the Company of all or any part of its business or assets (otherwise than in the ordinary course of business),
(ii) the purchase or lease by the Company of any amount of

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assets (otherwise than in the ordinary course of business), (iii) the supply by the Company of any customer's requirements for any item or the purchase by the Company of its requirements for any item or of a vendor's output of any item, in each case in which the aggregate annual payments to the Company by such customers or by the Company to such vendor, as applicable, exceed $5,000 and has a term in excess of one year from the date hereof, (iv) lending or advancing funds by the Company, (v) borrowing of funds or guarantying the borrowing of funds by any other person, whether under an indenture, note, loan agreement or otherwise, (vi) any transaction or matter with any Affiliate (as defined below) of the Company, (vii) noncompetition or employment, (viii) licenses and grants to or from the Company relating to any intangible property listed on SCHEDULE 2.14, (ix) the acquisition by the Company of any operating business or the capital stock of any person since January 1, 1999, or (x) any other matter which involves payments by or to the Company in excess of $5,000 in the aggregate and has a term in excess of one year from the date hereof, or any contract, arrangement or commitment which includes a termination provision upon a change of control (as defined therein) or similar event. For purposes of this Agreement, (I) "Affiliate" shall mean (x) any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity, (y) any director, officer, partner or employee of a person or entity, or (z) any father, mother, brother, sister or descendant of a person; a person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other person or entity, whether through ownership of voting securities, by contract, or otherwise.

          (b) Except as set forth on SCHEDULE 2.10, each Material Contract is in full force and effect on the date hereof and the Company is not in default under any Material Contract, nor has the Company given or received notice of any default under any Material Contract, and, to the knowledge of the Company and the Executive Shareholders, no other party to any Material Contract is in default thereunder, nor has any event occurred which with the passage of time could have a Material Adverse Effect.

     2.11 LITIGATION AND RELATED MATTERS. Set forth on SCHEDULE 2.11 is a list of (a) all actions, suits, proceedings, investigations or grievances pending against the Company or, to the knowledge of the Company and the Executive Shareholders, threatened against the Company, its business or any property or rights of the Company, at law or in equity, before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Agencies") and (b) all worker's compensation claims outstanding against the Company. None of the actions, suits, proceedings, investigations or claims listed on SCHEDULE 2.11 either (i) would have any Material Adverse Effect or (ii) affects or would, if adversely determined, affect the right or ability of Purchaser to carry on the business of the Company substantially as now conducted or the ability of the Company to enter into this Agreement or any other agreement contemplated hereby to consummate the transactions contemplated hereby or thereby and except as set forth on SCHEDULE 2.11 each of the matters set forth on SCHEDULE 2.11 is fully covered by insurance. The Company is not subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to its business, operations, assets or employees, nor in default with respect to any order, writ, injunction or decree of any court or Agency with respect to its assets, business, operations or employees.

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     2.12 PRODUCT LIABILITY AND WARRANTY PROCEEDINGS.  No product liability or warranty actions, suits or proceedings arising from the manufacture or sale of goods by the Company have been asserted against the Company.

     2.13 COMPLIANCE WITH LAWS. The Company (a) is in compliance with all applicable laws, regulations (including federal, state and local procurement regulations), orders, judgments and decrees (other than Environmental Requirements, which are covered by Section 2.9) except in such circumstances where non-compliance would not have a Material Adverse Effect, and (b) possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted. Set forth on SCHEDULE 2.13 is a list of all material licenses, franchises, permits and governmental authorizations and all applications pending before any agency or authority for the issuance of any licenses, franchises, permits or governmental authorizations or the renewal thereof.

     2.14 INTELLECTUAL PROPERTY. SCHEDULE 2.14 lists the domestic and foreign patents, patent applications, patent licenses, software licenses, trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned by the Company or used in the operation of its business (collectively, the "Intellectual Property"), which Schedule indicates (i) the term and exclusivity of its rights with respect to the Intellectual Property and (ii) whether each item of Intellectual Property is owned or licensed by the Company, and if licensed, the licensor and any key provisions thereof. Unless otherwise indicated on
SCHEDULE 2.14, the Company has the right to use and license the Intellectual Property, and the consummation of the transactions contemplated hereby will not result in the loss or material impairment of any rights of the Company in the Intellectual Property. Each item constituting part of the Intellectual Property has been, to the extent indicated on SCHEDULE 2.14, registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on SCHEDULE 2.14; all such registrations, filings and issuances, if any, remain in full force and effect; and all fees and other charges with respect thereto are current. Except as stated on SCHEDULE 2.14, there are no pending proceedings or adverse claims made or, to the knowledge of the Company and Shareholders, threatened against the Company, with respect to the Intellectual Property; there has been no litigation commenced or threatened in writing within the past five (5) years with respect to the Intellectual Property or the rights of the Company therein; and neither the Company nor any Shareholder has knowledge that (i) the Intellectual Property or the use thereof by the Company conflicts with any patents, patent applications, patent licenses, trade names, trademarks, service marks, trademark or service mark registrations or applications or copyright registrations or applications of others ("Third Party Intellectual Property"), or (ii) such Third Party Intellectual Property or its use by others or any other conduct of a third party conflicts with or infringes upon the Intellectual Property or its use by the Company.



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     2.15 EMPLOYEE BENEFIT PLANS.

          (a) Except as set forth on SCHEDULE 2.15, neither the Company nor any person (as defined in Section 3(9) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including the Company ("ERISA Affiliate"), maintains or contributes to, nor have they maintained or contributed to, any "employee pension benefit plans" as defined in Section 3(2) of ERISA, "welfare benefit plans" as defined in Section 3(1) of ERISA, or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement maintained or contributed to by the Company or any of its ERISA Affiliates or to which the Company or any of its ERISA Affiliates, contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans").

          (b) Except as set forth on SCHEDULE 2.15, neither the Company nor any of its ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan defined as such in Section 3(37) of ERISA to which contributions are or have been made by neither the Company or any of its ERISA Affiliates or as to which the Company or any of its ERISA Affiliates may have liability and that is covered by Title IV of ERISA ("Multiemployer Plan") covering employees (or former employees) employed in the United States. Neither the Company nor any ERISA Affiliate has incurred any liability or taken any action that could reasonably be expected to cause it to incur any liability
(i) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any Multiemployer Plan or (ii) on account of unpaid contributions to any such Multiemployer Plan.

          (c) All contributions to, and payments from, the Employee Benefit Plans which are required to have been made by the Company, or any of its ERISA Affiliates with respect to any period ending on or before the Closing Date, in accordance with the Employee Benefit Plans, have been timely made.

          (d) Except as disclosed on SCHEDULE 2.15 hereof, neither the Company nor any of its ERISA Affiliates maintain or contribute to, nor have they ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Sections 412 of the Code or 302 of ERISA.

          (e) The Employee Benefit Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Company and the Executive Shareholders, no event has occurred and no condition exists with respect to the form or operation of such Employee Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

          (f) There are (i) to the knowledge of the Company and the Executive Shareholders, no investigations pending by any governmental entity involving the Employee Benefit Plans or, to the knowledge of the Company and the Executive Shareholders, any Multiemployer Plan, and (ii) no pending or, to the knowledge of the Company and the Executive

Shareholders, threatened claims, other than routine claims for benefits), suits or proceedings against any Employee Benefit Plan, against the assets of any of the trusts under any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Employee Benefit Plan or against the assets of any trust under such plan, except for those which would not, individually or in the aggregate, give rise to any liability which could have a Material Adverse Effect, nor, to the knowledge of the Company and the Executive Shareholders, are there any facts which would give rise to any liability except for those which would not, individually or in the aggregate, either impair the Company's ability to consummate the transactions contemplated hereby or perform its obligations hereunder or have a Material Adverse Effect in the event of any such investigation, claim, suit or proceeding.

          (g) Neither the Company nor any employee thereof, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Employee Benefit Plan, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could result in a tax or penalty on the Company under Section 4975 of the Code or Section 502(i) of ERISA ("Prohibited Transaction"), except any such event which would not, individually or in the aggregate, either impair the Company's ability to consummate the transactions contemplated hereby or have a Material Adverse Effect.

          (h) Neither the Company nor any employee thereof has engaged in any Prohibited Transaction with respect to any Multiemployer Plan, except any such event which would not, individually or in the aggregate, either impair the Company's ability to consummate the transactions contemplated hereby or perform its obligations hereunder or have a Material Adverse Effect.

          (i) Neither the Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA which is currently outstanding.

          (j) Except as disclosed on SCHEDULE 2.15 hereof, neither the Company, nor any of its ERISA Affiliates has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any Multiemployer Plan covering employees (or former employees) employed in the United States. Neither the Company nor any ERISA Affiliate has incurred any liability or taken any action that could reasonably be expected to cause it to incur any liability (i) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any Multiemployer Plan or (ii) on account of unpaid contributions to any such Multiemployer Plan. SCHEDULE 2.15 lists, for each Multiemployer Plan, the Company's best estimate, based upon the information supplied to it by each Multiemployer Plan, of the amount of withdrawal liability that would be incurred if the Company and its ERISA Affiliates were to make a complete withdrawal from each such plan as of the dates specified on SCHEDULE 2.15.

          (k) Except as disclosed on SCHEDULE 2.15 hereof, with respect to each of the Employee Benefit Plans, true, correct and complete copies of the following documents have been delivered to Purchaser: (i) the plan document and any related trust agreement, including amendments thereto,
(ii) any current summary plan descriptions and other material communications to participants relating to the Employee Benefit Plans,
(iii) the most recent Forms 5500, if
applicable, and (iv) any correspondence with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the Department of Labor or any other Agency.

          (l) Except as disclosed on SCHEDULE 2.15 hereof, none of the "welfare benefit plans" as defined in Section 3(1) of ERISA maintained by the Company provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. The Company which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, either impair the Company's ability to consummate the transactions contemplated hereby or perform its obligations hereunder or have a Material Adverse Effect.

          (m) No liability under any Employee Benefit Plan or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company has received notice that such insurance company is in rehabilitation or a comparable proceeding.

          (n) Except as disclosed on SCHEDULE 2.15 hereof, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company. The Company is not obligated to make any payment or transfer, accelerate any payment or transfer, or otherwise provide any benefit that would constitute an "excess parachute payment" under Section 280G of the Code.

     2.16 EMPLOYEES; EMPLOYEE RELATIONS.

          (a) SCHEDULE 2.16 sets forth (i) the name and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by the Company to each employee, independent contractor or consultant, (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the Company to each such person, (iii) any increase to become payable after the date of this Agreement by the Company to employees other than those specified in clause (i), (iv) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60) days) made by the Company to, or made to the Company by, any director, officer or employee, (v) all other transactions between the Company and any director, officer or employee since January 1, 1999, resulting in aggregate payments to such person in excess of $10,000 during such period, and (vi) all accrued but unpaid vacation pay owing to any officer or employee which is not disclosed on the Financial Statements.

          (b) Except as disclosed on SCHEDULE 2.16, the Company is not a party to, nor bound by, the terms of any collective bargaining agreement, and the Company has not experienced any material labor difficulties during the last five years. There are no labor disputes existing, or to the best knowledge of the Company and the Executive Shareholders, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees. No grievance or other legal action arising out of any collective bargaining agreement or relationship exists, or to the best knowledge of the Company and the Executive Shareholders, is threatened. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the best knowledge of the Company and the Executive Shareholders, are threatened.

          (c) The Company's relationship with its employees is good and neither the Company nor any of the Executive Shareholders has knowledge of any facts which would indicate that the Company's employees will not remain with the Company on a basis similar to their present terms of employment following the Closing. Except as disclosed on SCHEDULE 2.16, the Company is not a party to any employment contract with any individual or employee, either express or implied, oral or written. No legal proceedings, charges, complaints, or similar actions exist under any federal, state or local laws affecting the employment relationship including, but not limited to: (i) anti-discrimination statutes such as Title VII of the Civil Rights Act of 1964, as amended (or similar state or local laws prohibiting discrimination because of race, sex, religion, national origin, age and the like); (ii) the Fair Labor Standards Act or other federal, state or local laws regulating hours of work, wages, overtime and other working conditions;
(iii) requirements imposed by federal, state or local governmental contracts such as those imposed by Executive Order 11246; (iv) state laws with respect to tortious employment conduct, such as slander, false light, invasion of privacy, negligent hiring or retention, intentional infliction of emotional distress, assault and battery, or loss of consortium; or (v) the Occupational Safety and Health Act, as amended, as well as any similar state laws, or other regulations respecting safety in the workplace; and to the best knowledge of the Company and the Executive Shareholders, no proceedings, charges, or complaints are threatened under any such laws or regulations and, to the best knowledge of the Company and the Executive Shareholders, no facts or circumstances exist which would give rise to any such proceedings, charges, complaints, or claims. The Company is not subject to any settlement or consent decree with any present or former employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the Company.

          (d) The Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state laws. The Company has not laid off more than ten percent (10%) of its employees at any single site of employment during the ninety
(90) day period ending February 29, 2000. SCHEDULE 2.16 lists (i) all employees of the Company who have experienced a reduction in hours of work of more than fifty percent (50%) during any month during the ninety (90) days prior to the date hereof. The Company will update SCHEDULE 2.16 to include any such termination, layoffs and reductions in hours from the date hereof through the Closing.

     2.17 INSURANCE. SCHEDULE 2.17 contains a list of the policies and contracts (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration date) for fire, casualty, liability and other forms of insurance maintained by, or for the benefit of, the Company. All such policies are in full force and effect and are adequate for the business in which the Company is presently engaged. The Company has not received any notice of cancellation or non-renewal or of significant premium increases with respect to any such policy. Except as disclosed on SCHEDULE 2.17, no pending claims made by or on behalf of the Company under such policies have been denied or are being defended against third parties under a reservation of rights by an insurer of the Company. All premiums due prior to the date hereof for periods prior to the date hereof with respect to such policies have been timely paid, and all premiums due before the Closing Date for periods between the date hereof and the Closing Date will be timely paid.

     2.18 ACCOUNTS RECEIVABLE. The accounts receivable set forth in the Recent Balance Sheet and those accounts receivable accruing through the Closing Date represent valid and bona fide sales to third parties incurred in the ordinary course of business, collectible in accordance with their terms, subject to no defenses, set-offs or counterclaims, except to the extent of any reserves for doubtful accounts not in excess of the amount of the reserves for doubtful accounts reflected in the Recent Balance Sheet of the Company.

     2.19 INVENTORIES. The inventories reflected in the Recent Balance Sheet and inventories acquired since March 31, 2000 consist of items of a quality and quantity which are useable or saleable in the ordinary course of business of the Company, and inventories of below standard quality or not useable in the business of the Company have been written down in value in accordance with good business practices to estimated net realizable market values or adequate reserves have been provided therefor in amounts not in excess of the reserves reflected in the Recent Balance Sheet. All of the inventories have been maintained at adequate levels for the business of the Company in normal course consistent with past practice and taking into account normal seasonality, no change has occurred in such inventories which affects or will affect their useability or salability, no writedown of the value of such inventories has occurred or is required under GAAP, and no additional amounts have been reserved with respect to such inventories. Except as described on SCHEDULE 2.19, no inventory is held by the Company pursuant to consignment, sale or return, sale on approval or similar arrangements.

     2.20 BUSINESS RELATIONS. SCHEDULE 2.20 sets forth a complete and accurate list of (i) all customers that accounted for 5% or more of the Company's sales for the twelve (12) months ended December 31, 1999 and the three (3) months ended March 31, 2000 and (ii) all material suppliers of the Company, indicating the contractual arrangements for continued supply from such suppliers. To the knowledge of the Company and the Executive Shareholders, no customer or supplier identified on SCHEDULE 2.20 intends or has threatened to cease to do business with the Company following the consummation of the transactions contemplated hereby; however, Cisco Systems, Inc. ("Cisco") has the option to terminate the US Systems Integrator Agreement between Cisco and the Company upon providing twenty
(20) days notice. To the knowledge of the Company and the Executive Shareholders, Cisco has not notified the Company of its intention to or given any indication of a desire to terminate the US Systems Integrator Agreement, and the Company and the Executive Shareholders do not expect that Cisco will terminate such agreement prior to the expiration date of such agreement. Since January 1, 1999, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business which has had an adverse effect on the business, operations or financial condition of the Company and, to the knowledge of the Company and the Executive Shareholders, no such shortage of supply of inventory items is threatened or pending. The Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any transactions with any of its customers or suppliers.

     2.21 OFFICERS AND DIRECTORS. Set forth on SCHEDULE 2.21 is a list of the current officers and directors of the Company.

     2.22 BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 2.22 sets forth each bank, savings institution and other financial institution with which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person holding a power of attorney or similar grant of authority on behalf of the Company is identified on SCHEDULE 2.22. Except as disclosed on such Schedule, the Company has not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to its business for any purpose whatsoever.

     2.23 BROKERAGE, FINANCIAL ADVISOR OR FINDER FEES. No agent, advisor, broker, person or firm acting on behalf of the Company or the Shareholders is, or will be, entitled to any commission or broker's, advisor's or finder's fees from any of the parties hereto, or from any of their respective Affiliates in connection with any of the transactions contemplated hereby.

     2.24 ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
SCHEDULE 2.24 or as otherwise contemplated by this Agreement, since January 1, 2000, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether or not covered by insurance) that could have a Material Adverse Effect, (b) any material adverse change in the business, operations, financial condition or results of operations or prospects of the Company, (c) any entry into any transaction, commitment or agreement (including, without limitation, any borrowing) material to the Company, except transactions, commitments or agreements in the ordinary course of business consistent with past practice, (d) any increase which is material in the compensation payable or to become payable by the Company to its directors, officers, employee or agents or any increase in the rate or terms of any bonus, pension or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers, employees or agents, (e) any sale, transfer or other disposition of, or the creation of any Lien upon, any part of the Company's assets, tangible or intangible, except for sales of inventory and use of supplies and collections of accounts receivables in the ordinary course of business consistent with past practice, or any cancellation or forgiveness of any debts or claims by a Company, (f) any change in the relations of the Company with or loss of its respective customers or suppliers, of any loss of business or increase in the cost of inventory items or change in the terms offered to customers, which could reasonably be expected to have a Material Adverse Effect, (g) any cancellation of forgiveness of any debts or claims by the Company in excess of $5,000 individually or in the aggregate, (h) any capital expenditure (including any capital leases) or commitment therefor by the Company in excess of $2,000 individually or in the aggregate, (i) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which the Company is a party or by which it is bound, (j) any delay or postponement of payment of accounts payable and other liabilities outside the ordinary course of business, or (k) any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business involving the Company that could have a Material Adverse Effect.

     2.25 NO ILLEGAL PAYMENTS, ETC. Neither the Company, nor any of its directors, officers, employees or agents, nor any of the Shareholders has
(a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office
(i) which might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     2.26 ACCURACY OF INFORMATION. Any information furnished to Purchaser by the Company or Shareholders prior to, at or after the date of this Agreement, in the Schedules hereto, or otherwise, is or when furnished will be true, correct and complete in all material respects. Such information states, or when furnished will state, all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements are made, not misleading.

     2.27 AVAILABILITY OF DOCUMENTS. The Company has made available for inspection by Purchaser and its representatives true, correct, and complete copies of the articles of incorporation, bylaws and other organizational documents of the Company, all written agreements, arrangements, commitments, and documents referred to in the Schedules attached hereto, and the corporate minute books of the Company. Such corporate minute books contain the minutes of all of the meetings of shareholders, members, board of directors, and any committees of the Company that have been held preceding the date hereof and all written consents to action executed in lieu thereof.


                              ARTICLE IIA.
             REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
             ----------------------------------------------

     Each Shareholder represents and warrants as to himself or herself as follows:

     2.1A OWNERSHIP. Each Stockholder owns of record and beneficially and has good and marketable title to the number of Shares set forth on
SCHEDULE 2.1A, free and clear of any and all liens, mortgages, pledges, security interests, charges, claims, options or other encumbrances ("Liens") of any character whatsoever. Each Shareholder has the right to vote his or her Shares on any matters as to which any shares of common stock of the Company are entitled to be voted under the laws of the State of Texas and the Company's articles of incorporation and bylaws, free of any right of any person. Upon delivery of the Shares by a Shareholder to Purchaser, Purchaser will receive good and marketable title thereto, free and clear of all Liens.

     2.2A AUTHORIZATION. This Agreement has been duly executed and delivered by each Shareholder and, upon execution of the other documents contemplated hereby, such other documents will have been duly executed and delivered and constitutes (or will constitute) the valid and binding obligation of such Shareholder, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

     2.3A INVESTMENT INTENT.

          (a) Each of the Shareholders represents and warrants to Purchaser that he is acquiring the Netvoice Stock under this Agreement for his or her own account, with the intention of holding the interest for investment purposes only and without any intention of participating directly or indirectly in any redistribution or resale of any portion of the interest in violation of the Securities Act of 1933 (the "Securities Act"), as amended or any applicable law.

          (b) Each of the Shareholders acknowledges that the Netvoice Stock has not been registered under the Securities Act and may not be offered, sold, or otherwise transferred, pledged or hypothecated unless registered under the Securities Act or unless sold pursuant to Rule 144 (or a successor rule) under the Securities Act.

     2.4A ACCESS TO INFORMATION. Shareholders have been furnished copies of all financial and other information pertaining to Parent requested by them and have had an opportunity to discuss Parent's business and financial condition, properties, operations and prospects with the Parent's management, including all documents filed by Parent with the Securities and Exchange Commission ("SEC") under the Securities Act and the Securities Exchange Act of 1934, and made public pursuant thereto. Each of the Shareholders has also had an opportunity to ask questions of officers of Parent, which questions were answered to his or her satisfaction. The Shareholders understand that such discussions were intended to describe certain aspects of Parent's business and financial condition, properties, operations and prospects, but were not a thorough or exhaustive description.

     2.5A KNOWLEDGE, SKILL AND EXPERIENCE. Shareholders understand that the purchase of the Netvoice Stock involves substantial risks. Each of the Shareholders has such knowledge, skill and experience in business, financial and investment matters so that he is capable of evaluating the merits and risks of an investment in the Netvoice Stock. To the extent necessary, the Shareholders have retained, at their own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and owning the Netvoice Stock.

     2.6A STOCK TRANSFER RESTRICTIONS. The Shareholders agree (i) that they will not sell, assign, pledge, give, transfer or otherwise dispose of the Netvoice Stock or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Netvoice Stock under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws and (ii) that Parent and any transfer agent for the Netvoice Stock shall not be required to give effect to any purported transfer of any of the Netvoice Stock except upon compliance with the foregoing provisions.

                              ARTICLE III.
               REPRESENTATIONS AND WARRANTIES OF PURCHASER
               -------------------------------------------

     Purchaser represents and warrants to the Company and Shareholders as follows:

     3.1 ORGANIZATION AND AUTHORIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has full corporate power, capacity and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by Purchaser and no other corporate action on the part of Purchaser is necessary to authorize the transactions contemplated hereby. This
Agreement has been duly executed and delivered by Purchaser and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) the remedies of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

     3.2 NO VIOLATIONS. The execution and delivery of this Agreement and the other agreements and documents contemplated hereby by Purchaser and the consummation of the transactions contemplated hereby will not (a) violate any provision of the certificate of incorporation or bylaws of Purchaser,
(b) violate any statute, rule, regulation, order or decree of any public body or authority by which Purchaser or its properties or assets are bound, or (c) result in a violation or breach of, or constitute a default under or result in the creation of any encumbrance upon, or create any rights of termination, cancellation or acceleration in any person with respect to any agreement, contract, indenture, mortgage or instrument to which Purchaser is a party or any of its properties or assets is bound.

     3.3 CONSENTS. Except as set forth on SCHEDULE 3.3, no consent, approval or other authorization of any governmental authority or third party is required as a result of or in connection with the execution and delivery of this Agreement and the other agreements and documents to be executed by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

     3.4 BROKERAGE, FINANCIAL ADVISOR OR FINDER FEES. Purchaser shall be solely responsible for any commission or broker's, advisor's or finder's fees with respect to any person or firm acting on behalf of Purchaser in connection with the transactions contemplated hereby.

     3.5 ISSUANCE OF NETVOICE STOCK. The issuance of the Netvoice Stock has been duly authorized by Parent and no other corporate action on the part of Parent is necessary to authorize the issuance of the Netvoice Stock. Upon delivery, the Netvoice Stock will have been validly issued, fully paid and nonassessable and the Shareholders shall receive good and marketable title thereto, free and clear of all Liens of any character whatsoever.

     3.6 NATURE OF INVESTMENT. Purchaser acknowledges that the Shares that it is purchasing are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act and applicable state securities laws, except in certain limited circumstances. In this connection, Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.


                               ARTICLE IV.
                        COVENANTS OF THE PARTIES
                        ------------------------

     4.1 APPROVALS AND CONSENTS. The Company and the Executive Shareholders shall use their best efforts (i) to cause all conditions to the obligations of Purchaser under this Agreement over which they are able to exercise influence or control to be satisfied prior to the Closing Date and (ii) to obtain promptly and to comply with all requisite statutory, regulatory or court approvals, third party releases and consents, and other requirements necessary for the valid and legal consummation of the transactions contemplated hereby.

     4.2 SETTLEMENT OF ACCOUNTS. Prior to Closing, all accounts and other obligations between the Company and any Affiliate thereof shall be satisfied and settled in full.

     4.3 INVESTIGATIONS. The Company shall provide Purchaser and its representatives and agents such access to the books and records of the Company and furnish to Purchaser such financial and operating data and other information with respect to the businesses and property of the Company as they may reasonably request from time to time, and permit Purchaser and its representatives and agents to make such inspections of the Company's real and personal properties as they may reasonably request.

     4.4 ENVIRONMENTAL INSPECTION. The Company shall provide Purchaser access to all records in the Company's possession concerning all Hazardous Substances, used, stored, generated, treated, or disposed of by the Company, all environmental or safety studies conducted by or on behalf of the Company, and all reports, correspondence, or filings to governmental agencies with jurisdiction over Environmental Requirements concerning the compliance of the Subject Property or the operation of the Subject Property with Environmental Requirements, all policies and procedures manuals or written guidelines utilized by the Company to comply with Environmental Requirements, and any other information reasonably requested by Purchaser pertaining to environmental, health, and safety issues (the "Environmental Information"). The Company agrees that Purchaser shall have the right to inspect the Environmental Information and the Subject Property, including the performance of an environmental site assessment and audit.

     4.5  RECORDS PERTAINING TO THE COMPANY.

          (a) At the Closing, Shareholders shall deliver or cause to be delivered to Purchaser any records in the possession of Shareholders and applicable to the Company, except to the extent necessary for their continuing employment.

          (b) Purchaser shall, for a period of five (5) years (except in the case of any sales invoices, which shall be for three (3) years) after the Closing Date, neither dispose of nor destroy any of the business records or files of the Company without first offering to turn over possession copies thereof to Shareholders, at Shareholders' expense, by written notice to Shareholders at least thirty (30) days prior to the proposed date of such disposition or destruction.

          (c) Purchaser shall allow Shareholders access to all business records and files of the Company during normal working hours at the principal place of business of the Company, or at any location where such records are stored, and Shareholders shall have the right, at their own expense, to make copies of any such records and files.

          (d) From and after the Closing Date, Purchaser shall make available to Shareholders upon written request, (i) personnel of the Company to assist Shareholders in locating and obtaining records and files maintained by Purchaser or the Company and (ii) any of the personnel of the Company whose assistance or participation is reasonably required by Shareholders in anticipation of, or preparation for, any existing or future third party actions, Tax or other matters in which Shareholders or any of their past, present or future Affiliates is involved and which relate to the business of the Company.

     4.6 PUBLIC ANNOUNCEMENTS. Without the prior written consent of the other parties hereto, prior to Closing no party shall make any press release or public announcement with respect to the transactions contemplated by this Agreement. Shareholders shall not make any press release or public announcement with respect to the transactions contemplated by this Agreement subsequent to Closing without the prior written consent of Purchaser.


                               ARTICLE V.
                                 CLOSING
                                 -------

     5.1 CLOSING. Unless this Agreement is first terminated as provided in Section 6.1 hereof, and subject to the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby, the closing of the transactions contemplated hereby (the "Closing") shall take place at such location as is agreed to by all parties hereto, on such date as Purchaser and Shareholders may agree upon in writing (the "Closing Date"), but if no date is agreed upon, the Closing shall occur on the date specified in Section 6.1(a)(iv). The Closing shall not be deemed to have been completed until each of the steps set forth in this Article V has been completed or has been waived by Purchaser with respect to Section 5.2 hereof or by Shareholders with respect to Section 5.3 hereof.

     5.2 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligation of Purchaser to effect the Closing shall be subject, at its option, to the satisfaction of each of the following conditions at or prior to the Closing:

          (a) REPRESENTATIONS, WARRANTIES AND COMPLIANCE WITH COVENANTS. Each representation and warranty of the Company and Shareholders contained in this Agreement and in any Schedule shall be true and correct when made, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date. Each of the covenants and agreements herein on the part of the Company and Shareholders to be complied with or performed on or before the Closing Date shall have been complied with and performed. Purchaser shall have received a certificate, dated the Closing Date, of each Shareholder to the foregoing effect.

          (b) ABSENCE OF LITIGATION. No inquiry, action, suit, or proceeding shall have been asserted, threatened, or instituted (i) in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof, or (ii) which could reasonably be expected to have, if adversely determined, a Material Adverse Effect.

          (c) CONSENTS AND APPROVALS. All material authorizations, consents, approvals, waivers and releases, if any, necessary for Shareholders to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, those consents and approvals set forth on SCHEDULES 2.6 hereto) and copies thereof shall be delivered to Purchaser.

          (d) SATISFACTION WITH DUE DILIGENCE. Purchaser shall be satisfied with the results of its continuing business, legal, environmental and accounting due diligence review of the Company and its assets, properties and operations.

          (e)  CERTIFICATES.  The Company shall have delivered to Purchaser
(i) certificates of the appropriate governmental authorities, dated as of a date not more than ten (10) days prior to the Closing Date, attesting to the existence and good standing of the Company in the state of incorporation and of each jurisdiction where it is qualified or licensed as a foreign corporation; (ii) a copy, certified by the secretary of state of incorporation as of a date not more than ten (10) days prior to the Closing Date, of the articles of incorporation and all amendments thereto of the Company; (iii) a copy certified by the Secretary of the Company, dated the Closing Date, of the bylaws of the Company; and (iv) a certificate, dated the Closing Date, of the Secretary of the Company, relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

          (f) OPINION OF COUNSEL. Purchaser shall have received an opinion of Smith, Underwood & Perkins, P.C., counsel to the Company and Shareholders dated the Closing Date and in form and substance satisfactory to Purchaser.

          (g) NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change since December 31, 1999 that has not been disclosed to Purchaser pursuant to this Agreement in respect of the financial condition, results of operations, business, assets or prospects of the Company and the Company shall not have suffered any loss (whether or not insured) by reason of physical damage caused by fire, earthquake, flood, wind, accident or other calamity which could reasonably be expected to have a Material Adverse Effect.

          (h) NO TRANSFERS TO AFFILIATES. Except as otherwise expressly contemplated by this Agreement, the Company shall not have distributed or transferred any of their assets or properties, or made any payments, to or for the benefit of any of its Affiliates.

          (i) EMPLOYMENT AGREEMENTS. Each of John C' de Baca, Joel T. Hutton, Bryan Cochran and Doug Workings (collectively, the "Executives") shall have executed and delivered to

Purchaser an employment agreement in the form and substance of EXHIBIT A attached hereto (collectively, the "Employment Agreements"), which shall be two year agreements.

          (j) ESCROW AGREEMENT. Shareholders shall have executed and delivered to Purchaser an escrow agreement in the form and substance of EXHIBIT B attached hereto (the "Escrow Agreement").

          (k) STOCK CERTIFICATES. Each Shareholder shall have tendered a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by appropriate stock powers, in proper form for transfer, with all transfer taxes paid.

          (l) NO INDEBTEDNESS. The Company shall not have any indebtedness for borrowed money or other interest bearing debt obligations outstanding.

          5.3 CONDITIONS TO OBLIGATIONS OF SHAREHOLDERS. The obligation of Shareholders to effect the Closing shall be subject, at their option, to the satisfaction of each of the following conditions at or prior to the
Closing:

          (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH COVENANTS. Each representation and warranty of Purchaser contained in this Agreement and in any Schedule shall be true and correct when made, and shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date. Each of the covenants and agreements herein on the part of Purchaser to be complied with or performed on or before the Closing Date shall have been fully complied with and performed. Shareholders shall have received a certificate, dated the Closing Date, of Purchaser to the foregoing effect.

          (b) ABSENCE OF LITIGATION. No inquiry, action, suit or proceeding shall have been asserted, threatened, or instituted in which it is sought to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof.

          (c) CONSENTS AND APPROVALS. All material authorizations, consents, approvals, waivers and releases, if any, necessary for Purchaser to consummate the transactions contemplated hereby shall have been obtained.

          (d) CERTIFICATES. Purchaser shall have delivered to Shareholders (i) a certificate of the appropriate governmental authority, dated as of a date not more than ten (10) days prior to the Closing Date, attesting to the existence and good standing of Purchaser in the state of its incorporation; and (ii) a certificate, dated the Closing Date, of the Secretary of Purchaser relating to the incumbency and corporate proceedings in connection with the consummation of the transactions contemplated hereby.

          (e) EMPLOYMENT AGREEMENTS. Purchaser shall have executed and delivered to the Executives the Employment Agreements.

          (f) ESCROW AGREEMENT. Purchaser shall have executed and delivered to Shareholders the Escrow Agreement.

     5.4 PAYMENT INTO ESCROW. At the Closing, Parent shall deliver to (i) the Shareholders the certificates representing the Netvoice Stock (less the Escrow Shares) and (ii) such entity mutually agreed upon by the parties (the "Escrow Agent") the certificates representing the Escrow Shares to be held in accordance with the terms of the Escrow Agreement.

     5.5 ISSUANCE OF OPTIONS. At the Closing, Parent will issue to each of the persons listed on SCHEDULE 5.5 options to acquire the number of shares of Netvoice Stock listed on such Schedule next to such person's name. The option exercise price will be the average price of the Netvoice Stock for the twenty (20) day period prior to but not including the Closing Date. Such options will otherwise be subject to the terms and conditions set forth in Parent's stock option agreements evidencing the grant of such options.


                               ARTICLE VI.
                      TERMINATION PRIOR TO CLOSING
                      ----------------------------

     6.1  TERMINATION.

          (a) This Agreement may be terminated and abandoned at any time prior to the Closing:

               (i) By the written mutual consent of Purchaser and Shareholders;

               (ii) By Purchaser on the Closing Date if any of the conditions set forth in Section 5.2 shall not have been fulfilled on or prior to the Closing Date;

               (iii) By Shareholders on the Closing Date if any of the conditions set forth in Section 5.3 shall not have been fulfilled on or prior to the Closing Date; and

               (iv) By either Purchaser or Shareholders if the Closing shall not have occurred on or before ninety (90) days following the date of this Agreement.

          (b) Any termination pursuant to this Section 6.1 shall not affect the obligations of the parties under Section 10.14 and shall be without prejudice to the terminating party's rights and remedies under this Agreement by reason of any violation of this Agreement occurring prior to such termination.


                              ARTICLE VII.
                             NONCOMPETITION
                             --------------

     7.1 ACKNOWLEDGEMENT. The Company and Shareholders acknowledge that this Agreement is necessary to protect the goodwill associated with the purchase of the Shares by Purchaser.

     7.2 CONFIDENTIAL INFORMATION. Shareholders acknowledge that through their longstanding relationship with the Company that they have confidential and proprietary information (the "Confidential Information") concerning the business of the Company. Shareholders further acknowledge that this Confidential Information, which is not publicly known and which gives Purchaser the opportunity to obtain a competitive advantage, if shared with third parties, could be detrimental to Purchaser and could place Purchaser at a competitive disadvantage. The Company and each of the Shareholders agree that it or he will not at any time directly or indirectly disclose any Confidential Information relating to Purchaser, any affiliate or customer of Purchaser, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by any of the foregoing, or in which any of the foregoing has a beneficial interest, including, but not limited to, proprietary technology, operating procedures, financial statements or other financial information, trade secrets, know-how, market studies and forecasts, competitive analyses, pricing policies, the substance of agreements with customers and others, marketing or similar arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying such confidential information.

     7.3 NONCOMPETITION. Each Shareholder acknowledges that as a result of his or her ownership of, relationship with and/or involvement in the Company, he or she possesses Confidential Information concerning the operation of the Company and possesses the experience and capabilities to own, manage, operate, control or participate in the ownership, management, operation or control of, a business that, or a business organization a part of which, engages in activities relating to the engineering, design and/or installation of voice over internet protocol, business communications systems and related support services specifically related to the customer premise equipment arena (the "Business"). The Company and each Shareholders covenants and agrees that it, he or she will not anywhere worldwide, at any time during the period of two (2) years from the date hereof, directly or indirectly, as an owner, agent, principal, director, officer, partner or shareholder, or as an employee of any person, firm, or corporation engage in any or all of the following activities:

          (a) Enter into or engage in the Business or any other business directly or indirectly competitive with Purchaser and the Company;

          (b) Enter into or engage in any discussion or negotiations, or assist in such actions to encourage employees or agents of Purchaser or the Company to disassociate their relationship with Purchaser or the Company in order to engage in any business that competes directly or indirectly with Purchaser or the Company; or

          (c) Knowingly interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Purchaser and any franchise, customer, supplier, lessor, lessee or employee of Purchaser or the Company.

     Notwithstanding the foregoing, Shareholders may (i) own up to 1% of the securities in a corporation so engaged in a business that competes with Purchaser and the Company provided that such securities are listed on a national securities exchange or reported on The Nasdaq National Market and
(ii) own an equity interest in and serving as directors of Talk IP, Inc., but not be involved in the business of such entity, other than the sole function of pursuing and negotiating a sale of such entity.

     7.4 REMEDIES. Each of the Shareholders recognizes that a breach of any of the provisions of this Article VII would result in serious harm to Purchaser for which monetary damages might not be an adequate remedy and that the amount of such damages may be difficult to determine. Therefore, if any Shareholder breaches any provision of this Article VII, then Purchaser shall be entitled to specific performance or other injunctive relief in addition to any other available legal or equitable remedies. Purchaser may recover by appropriate action the amount of the actual damage caused to Purchaser by any failure, refusal or neglect of each Shareholder to perform its, his or her agreements herein contained, together with any and all costs incurred by such party, including reasonable attorneys' fees, in seeking such relief. The remedies provided in this Section 7.4 shall be deemed cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

     7.5 REFORMATION. It is the express intention of the parties hereto to comply with all laws that may be applicable to this Article VII. Should any restriction contained in this Article VII be found to exceed in time, scope or space the restriction permitted by law, it is expressly agreed that the covenant not to compete contained in this Article VII may be reformed or modified by the final judgment of a court of competent jurisdiction to reflect a lawful and enforceable duration or scope. If any one or more of the provisions contained in this Article VII shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                              ARTICLE VIII.
                             INDEMNIFICATION
                             ---------------

     8.1  PURCHASER'S LOSSES.

     (a) Shareholders jointly and severally agree to indemnify and hold harmless Purchaser and the Company and their respective directors, officers, employees, representatives, agents, and attorneys ("Purchaser Indemnified Parties") from, against and in respect of any and all Purchaser's Losses (as defined below) suffered, sustained, incurred or required to be paid by any of them by reason of (i) any representation or warranty made by the Company or Shareholders in or pursuant to this Agreement being untrue or incorrect in any material respect; (ii) any failure by the Company or Shareholders (but with respect to the Company only, prior to the consummation of the Closing), to observe or perform their covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby; (iii) any failure to file annual returns with the Internal Revenue Service or the U.S. Department of Labor for periods ending on or prior to the Closing Date with respect to the Employee Benefit Plan, including any applicable penalties and interest, including, but not limited to, those amounts described under Section 502(c)(2) of ERISA or Section 6652(e) of the Code; or (iv) any matter listed on SCHEDULE 2.11; except that Shareholders shall not be responsible for indemnification hereunder to the extent (and proportionate to the extent) that the Purchaser's Loss results from a Purchaser Indemnified Party's own gross negligence or willful misconduct.

          (b) "Purchaser's Losses" shall mean all damages (including, without limitation, amounts paid in settlement with the consent of Shareholders which consent may not be unreasonably withheld), losses, obligations, liabilities, liens, deficiencies, costs (including, without limitation, reasonable attorneys' fees), Taxes, penalties, fines, interest, monetary sanctions and expenses incurred by Purchaser Indemnified Parties, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce Purchaser Indemnified Party's right to indemnification hereunder.

     8.2  SHAREHOLDERS' LOSSES.

          (a) Purchaser agrees to indemnify and hold harmless Shareholders and their representatives, agents and attorneys ("Shareholder Indemnified Parties") from, against, for and in respect of any all Shareholders' Losses (as defined below) suffered, sustained, incurred or required to be paid by a Shareholder by reason of (i) any representation or warranty made by Purchaser in or pursuant to this Agreement being untrue or incorrect in any respect; (ii) any failure by Purchaser to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; or (iii) any act or omission by the Company subsequent to the consummation of the Closing; except that Purchaser shall not be responsible for indemnification hereunder to the extent (and proportionate to the extent) that the Shareholders' Loss results from a Shareholder Indemnified Party's own gross negligence or willful misconduct.

          (b) "Shareholders' Losses" shall mean all damages (including, without limitation, amounts paid in settlement with Purchaser's consent, which consent may not be unreasonably withheld), losses, obligations, liabilities, claims, deficiencies, costs (including, without limitation, reasonable attorneys' fees) Taxes, penalties, fines, interest, monetary sanctions and expenses incurred by Shareholder Indemnified Parties, including, without limitation, reasonable attorneys' fees and costs incurred to comply with injunctions and other court and agency orders, and other costs and expenses incident to any suit, action, investigation, claim or proceeding or to establish or enforce a Shareholder Indemnified Party's right to indemnification hereunder.

     8.3 NOTICE OF LOSS. Except to the extent set forth in the next sentence, a party will not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a written notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party (as defined below) and, in addition, if such matter arises out of a suit, action, investigation, proceeding or claim, such notice is given promptly, but in any event within thirty (30) days after the Indemnified Party (as defined below) is given notice of the claim or the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this Article VII, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Purchaser's Losses, Shareholders, jointly and severally, shall be the Indemnifying Party and Purchaser, the Company and their respective directors, officers, employees, representatives, agents and attorneys shall be the Indemnified Parties. With respect to Shareholders' Losses, Purchaser shall be the Indemnifying Party and Shareholder and their respective representatives, agents and attorneys shall be the Indemnified Party.

     8.4 RIGHT TO DEFEND. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, thereafter to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including, without limitation, reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (i) the Indemnifying Party is contesting such clam in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

     8.5 COOPERATION. Purchaser, the Company, Shareholders, and each of their Affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to Environmental Protection Agency, Occupational Safety and Health Administration, and Equal Employment Opportunity Commission matters.

     8.6 SATISFACTION OF CLAIMS FROM ESCROW. Purchaser shall recover amounts owing pursuant to Section 8.1 for Purchaser's Losses from the Escrow Shares in accordance with the Escrow Agreement until such time as the Escrow Shares have all been distributed from the escrow.

                               ARTICLE IX.
                           REGISTRATION RIGHTS
                           -------------------

     9.1  Registration.

     (a) If at any time Parent shall propose to file a registration statement (a "Registration Statement") for the purpose of a primary or secondary offering for itself or any securityholder of Parent under the Securities Act on Form S-1, S-2 or S-3 or any equivalent general form, Parent shall as promptly as practicable, but in no event later than thirty
(30) days prior to the proposed filing date, give notice of such intention to Shareholders and upon the written request of Shareholders within fifteen
(15) days after receipt of any such notice, Parent will use its best efforts to include in such Registration Statement the shares of Netvoice
Stock issued to Shareholders pursuant to this Agreement and specified in such request to be so registered, but not to exceed an aggregate of 20% of the number of shares so issued to the Shareholders (the "Registrable Shares").

     (b) If the managing underwriter or underwriters of such offering determines that the total dollar amount which they and any other persons intend to include in such offering is reasonably likely to materially and adversely affect the success or offering price of such offering, then the number of Registrable Shares to be offered for the account of Shareholders shall be reduced (i) prior to any reductions by Parent and members of Purchaser's management or any other holder of shares of Netvoice Stock with senior registration rights that requested to be included in the Registration Statement that has registration rights and (ii) PRO RATA with shares being offered by other holders of Netvoice Stock who receive shares pursuant to acquisitions by Parent and remain actively involved in Purchaser's business following such acquisition.

     9.2 COSTS AND EXPENSES OF REGISTRATION. Parent shall bear the entire cost and expense of any registration made pursuant to this ARTICLE IX, including, without limitation, all registration and filing fees, printing expenses, the fees and expenses of Parent's counsel and its independent accountants, and all other out-of-pocket expenses of Parent incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, brokers and dealers and other purchasers of the securities so registered, and the costs and expenses incurred in connection with the qualification of the securities so registered under "blue sky" or other state securities laws other than underwriter's discounts with respect to the Registrable Shares.

     9.3 INDEMNITY BY SHAREHOLDERS. To the extent that any Shareholder includes any Netvoice Stock in a registration pursuant to SECTION 9.1 hereof, such Shareholder agrees to furnish to Parent such information concerning him or her as may be requested by Parent and which is necessary in connection with any registration or qualification of the Registrable Shares and to indemnify Parent against all claims, losses, damages, liabilities and expenses resulting from (i) the utilization of any such information furnished in writing to Parent for use therein and used in accordance with such writing; and (ii) claims, losses, damages, liabilities and expenses resulting from transactions involving offers or sales occurring during a period in which Parent shall have notified such Shareholder to refrain from making offers or sales due to misstatement or omissions; provided, however, that the liability of each Shareholder hereunder shall be limited to the proportion of any such claims, losses, damages, liabilities or expenses which are equal to the proportion that the public offering price of the shares sold by such Shareholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such Shareholder from the sale of Netvoice Stock covered by such Registration Statement.

     9.4 INDEMNITY BY PARENT. Upon a registration of any Netvoice Stock under the Securities Act pursuant to Section 9.1 pursuant to which any Shareholder participates, Parent will indemnify and hold harmless such Shareholder against any losses, damages or liabilities to which such Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, damage, liability or action; provided, however, that Parent will not be liable in any such case if and to the extent that any such loss, damage or liability arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by any such Shareholder in writing specifically for use in such Registration Statement or prospectus.

     9.5 RULE 144. Parent shall take such action as Shareholders may reasonably request, all to the extent required from time to time to enable Shareholders to sell shares of Netvoice Stock without registration under the Securities Act pursuant to and in accordance with (x) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                               ARTICLE X.
                              MISCELLANEOUS
                              -------------

     10.1 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

     10.2 LEGEND. The certificates representing the Netvoice Stock to be issued hereunder shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE NOT ISSUED IN A TRANSACTION REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL TO THE ISSUER, IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.

     10.3 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests, or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto; provided, however, that Purchaser may assign its rights to a successor of all or a portion of its business without the consent of the Shareholders.

     10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     10.5 HEADINGS. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     10.6 USE OF CERTAIN TERMS. As used in this Agreement, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph, or other subdivision.

     10.7 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     10.8 SCHEDULES, ETC. All exhibits and schedules annexed hereto are expressly made a part of this Agreement as though fully set forth herein, and all references to this Agreement herein or in any such exhibits or schedules shall refer to and include all such exhibits and schedules.

     10.9 NOTICES. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally,
(ii) sent by telecopy and registered or certified mail, postage prepaid,
(iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     If to Purchaser, to:

          Netvoice Technologies, Inc.
          13747 Montfort Drive, Suite 250
          Dallas, Texas  75240
          Attn:  President
          Telecopy No. (972) 788-2995

     with copies to:

          Best, Patterson & Crothers, Ltd.
          2200 Ross Avenue, Suite 3838
          Dallas, Texas  75201
          Attn: Michael Crothers
          Telecopy No. (214) 978-3899

     and

          Locke Liddell & Sapp LLP
          2200 Ross Avenue, Suite 2200
          Dallas, Texas  75201-6776
          Attn: Jack E. Jacobsen, Esq.
          Telecopy No. (214) 740-8800

     If to the Company:

          Synetric, Inc.
          4575 West Grove Road, Suite 104
          Addison, Texas  75001
          Attn: John C' de Baca
          Telecopy No. (972) 672-8197

     If to Shareholders:

     To the address below the signature on the signature pages hereto

     With a copy in each case to:

          Smith, Underwood & Perkins, P.C.
          5420 LBJ Freeway, Suite 600
          Dallas, Texas  75240
          Attn:  Christine A. McGuire, Esq.
          Telecopy No. (972) 661-5691

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

     10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     10.11 SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter.

     10.12 RESPONSIBILITY FOR TAXES. Each party shall be responsible for any Taxes that such party may incur pursuant to the transactions contemplated hereby; provided, that Shareholders shall be responsible for all sales, use, transfer and related Taxes with respect to the sale of the Shares.

     10.13 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     10.14 EXPENSES. Shareholders shall pay all costs and expenses incurred by the Company and Shareholders, and Purchaser shall pay all of its own costs and expenses incurred by it, in each case in connection with the transactions contemplated hereby.

     10.15     KNOWLEDGE OF A PARTY.  For purposes hereof, to the
"knowledge" or the "best knowledge" of a party shall mean to such person's knowledge after due inquiry.

     10.16 THIRD PARTY BENEFICIARIES. Except as otherwise specifically provided in ARTICLE VII, no individual or firm, corporation, partnership, or other entity shall be a third-party beneficiary of the representations, warranties, covenants, and agreements made by any party hereto.

     10.17 NUMBER AND GENDER OF WORDS. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

     10.18 FURTHER ASSURANCES. From time to time after the Closing, at the request of any other party but at the expense of the requesting party, Purchaser or Shareholders, as the case may be, will execute and deliver any such other instruments of conveyance, assignment and transfer, and take such other action as the other party may reasonably request in order to consummate the transactions contemplated hereby.

                  [the next page is the signature page]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                 PARENT:

                 NETVOICE TECHNOLOGIES CORPORATION


                 By:    /s/ Jeff Rothell
                        -------------------------------------------------
                 Name:  Jeff Rothell
                        -------------------------------------------------
                 Title: Chief Executive Officer and Chairman of the Board
                        -------------------------------------------------


                 PURCHASER:

                 NETVOICE TECHNOLOGIES, INC.


                 By:    /s/ Jeff Rothell
                        -------------------------------------------------
                 Name:  Jeff Rothell
                        -------------------------------------------------
                 Title: Chief Executive Officer and Chairman of the Board
                        -------------------------------------------------


                 THE COMPANY:

                 SYNETRIC, INC.


                 By:    /s/ John C'de Baca
                        -------------------------------------------------
                 Name:  John C' de Baca
                        -------------------------------------------------
                 Title: President
                        -------------------------------------------------


                 SHAREHOLDERS:


                 /s/ John C' de Baca
                 --------------------------------------------------------
                 John C' de Baca*


                 /s/ Joel T. Hutton
                 --------------------------------------------------------
                 Joel T. Hutton*


                 /s/ Byran Cochran
                 --------------------------------------------------------
                 Bryan Cochran

                 /s/ Carla Doty
                 --------------------------------------------------------
                 Carla Doty


                 /s/ Cheryl Marshall
                 --------------------------------------------------------
                 Cheryl Marshall


                 /s/ Richard Bills
                 --------------------------------------------------------
                 Richard Bills


                 /s/ David Plank
                 --------------------------------------------------------
                 David Plank


                 /s/ Dan Grijzenhout
                 --------------------------------------------------------
                 Dan Grijzenhout



* indicates such person is an Executive Shareholder for purposes of this Agreement

                                                                EXHIBIT A

                          EMPLOYMENT AGREEMENT


     This Agreement, entered in to this ____ day of May, 2000, is by and between Netvoice Technologies, Inc., a Nevada corporation (hereinafter referred to as the "Company"), and ____________ (hereinafter referred to as "Employee") under the following terms and conditions:
                                RECITALS

     WHEREAS, the Company and Employee desire to set forth the terms and conditions on which (i) the Company shall employ Employee, (ii) Employee shall render services to the Company, Subsidiary (as defined below) or the Parent (as defined below), and (iii) the Company shall compensate Employee for such services to the Company; and

     WHEREAS, in connection with the employment of Employee by the Company, the Company desires to reasonably restrict Employee's rights to compete with the business of the Company.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.  EMPLOYMENT

          The Company hereby employs Employee and Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

     2.  TERM

          The term of this Agreement (the "Term") shall be for a period of two (2) years commencing on the May ___, 2000 (the "Effective Date") unless extended upon the agreement of the parties hereto. The Term shall be subject to prior termination as provided in Section 6 hereof.

     3.  DUTIES AND RESPONSIBILITIES

          3.1 Employee shall, during the Term of this Agreement, devote his full attention and expend his best efforts, energies and skills, on a full-time basis, to the business of the Company, any corporation controlled by the Company (each a "Subsidiary"), and NetVoice Technologies
Corporation, the parent of the Company (hereinafter the "Parent").

     3.2 During the Term of this Agreement, Employee shall serve as the President of Synetric, Inc., a Subsidiary, or in such other capacity as determined by the Board of Directors (the "Board") of the Company. In the performance of all of his responsibilities hereunder, Employee shall be subject to all of the Company's reasonable policies, rules, and regulations applicable to its employees of comparable status and shall report directly to, and shall be subject to, the direction and control of the Board of the Company and shall perform such duties as shall be assigned to him. In performing such duties, Employee will be subject to and abide by, and will use his best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board.

     4.  COMPENSATION

          4.1 For all services rendered by Employee under this Agreement, the Company shall pay Employee an annual base salary of (i) $______ during the sixty (60) days following the Effective Date, and (ii) $_______ thereafter, payable in accordance with the Company's existing payroll schedule.

          4.2 All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.

     5.  ADDITIONAL EMPLOYEE COVENANTS

          5.1 Employee recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of the Company, the Subsidiaries, and the Parent, their systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of such entities or which are sufficiently secret to derive economic value from not being disclosed (collectively, hereinafter referred to as "Confidential Information") may be made available or otherwise come into the possession of Employee by reason of his employment with the Company. Accordingly, Employee agrees that he will not (either during or after the term of his employment with the Company) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to his personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Board. Employee shall, upon termination of employment, return to the Company all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this subsection 5.1, Employee's obligations under this subsection 5.1 shall not, after termination of Employee's employment with the Company, apply to information which has become generally available to the public without any action or omission of Employee (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this subsection 5.1). Company agrees that Employee shall have no obligation to Company with respect to any information which: (a) was already in the public domain; (b) subsequently became known to the general public through no fault, cause or omission, either directly or indirectly, on the part of the Employee; (c) was lawfully obtained from a thir party entitled to provide such information; or (d) was independently developed by Employee outside of the scope of services provided hereunder.

          5.2 All files, records, memoranda, and other documents regarding former, existing, or prospective customers of the Company or relating in any manner whatsoever to Confidential Information or the business of the Company (collectively, hereinafter referred to as "Records"), whether prepared by Employee or otherwise coming into his possession, shall be the exclusive property of the Company. All Records shall be immediately placed in the physical possession of the Company upon the termination of Employee's employment with the Company, or at any other time specified by the Board. The retention and use by the Employee of duplicates in any form of Records after termination of Employee's employment with the Company is prohibited. Notwithstanding the foregoing, Employee and his attorneys and/or accountants shall have reasonable access to the Records.

          5.3 Employee hereby recognizes and acknowledges that irreparable injury or damage could result to the Company in the event of a breach or threatened breach by Employee of any of the terms or provisions of this
Section 5, and Employee therefor agrees that the Company shall be entitled to an injunction restraining Employee from engaging in any activity constituting such breach or threatened breach. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from Employee and, if Employee is an employee of the Company, the termination of his employment with the Company in accordance with the terms of this Agreement.

     6.  TERMINATION

          6.1 The Company may terminate the Employee's employment under this Agreement at any time for cause. "Cause" shall exist for such termination if Employee (i) is adjudicated guilty of illegal activities of consequence by a court of competent jurisdiction; (ii) commits any act of fraud or intentional misrepresentation; (iii) has, in the reasonable judgment of the Board, engaged in serious misconduct, which conduct has, or would if generally known, materially adversely affect the good will or reputation of the Company and which conduct the Employee has not cured or altered to the satisfaction of the Board within ten (10) days following written notice by the Board to the Employee (stating with particularity the nature of) such conduct; (iv) materially breaches any of the provisions of this Agreement and which breach the Employee has not cured or altered to the satisfaction of the Board within ten (10) days following written notice by the Board to the Employee stating with particularity the nature of the breach; or (v) has made any material misrepresentation to the Company.

          6.2 If the Company terminates the Employee's employment under this Agreement pursuant to the provisions of subsection 6.1 hereof, the Employee shall not be entitled to receive any compensation set forth in
Section 4 above following the date of such termination.

          6.3 If Employee's employment with the Company is terminated within the first year of employment due to the death or permanent disability of Employee or for any reason other than pursuant to the provisions of subsection 6.1 above, the Employee shall continue to receive compensation for one (1) month from the date of such termination (such payments by the Company to be diminished, however, by the extent to which the Employee receives compensation during such one (1) month period from a third party employer) in an amount equal to the monthly compensation paid Employee for the month prior to such termination. If Employee's employment with the Company is terminated within the second year of employment due to the death or permanent disability of Employee or for any reason other than pursuant to the provisions of subsection 6.1 above, the Employee shall continue to receive compensation for three (3) months from the date of such termination (such payments by the Company to be diminished, however, by the extent to which the Employee receives compensation during such three (3) month period from a third party employer) in an amount equal to the monthly compensation paid Employee for the month prior to such termination. Thereafter, the Employee shall not be entitled to receive any compensation following the date of termination.

          6.4 In the event of termination of employment with the Company, Employee agrees to deliver promptly to the Company all equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, Records or other written or graphic records, and the like, relating to the Company's business, which are or have been in his possession or under his control.


     7.  EXPENSES

          7.1 Employee shall be entitled to reimbursement of all reasonable expenses actually incurred in the course of his employment. Employee shall submit such expenses on the Company's standardized expense report form provided by the Company and shall attach thereto receipts for all expenditures. Automobile expenses shall be reimbursed at the maximum mileage rate allowed by the Internal Revenue Service.

          7.2 The Company shall reimburse Employee within fifteen (15) days after submission by Employee of his expense report.

     8.  THE COMPANY'S AUTHORITY

          Employee agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Board either orally or in writing respecting performance of his duties and to carry out and perform all reasonable orders, directions, and policies stated by the Board, to him from time to time, either orally or in writing.

     9.  PAID VACATION; SICK LEAVE; INSURANCE

          9.1 After three (3) months of employment with the Company, Employee shall be entitled to receive two (2) weeks of paid vacation during each year of the initial two-year term of this Agreement. The Company and Employee shall negotiate in good faith the amount of paid vacation during any extension of this Agreement.

          9.2 Employee shall be entitled to reasonable periods of paid sick leave during the Term in accordance with the Company's policy regarding such sick leave.

          9.3 After thirty (30) days from the Effective Date, Employee shall be entitled to participate in any group medical insurance plan of the Company, at the Company's expense, as may be provided by the Company from time to time to its employees of comparable status, subject to, and to the extent that, Employee is eligible under such benefit plans in accordance with their respective terms. Such insurance coverage by the Company shall be provided to and for Employee only and shall not be provided to or for Employee's spouse or dependents, except that Employee's spouse or dependents may participate at Employee's cost.

     10.  NONCOMPETITION

          10.1 During the Term and for a period of one-year thereafter, Employee shall not, directly or indirectly, whether as an employee, director, owner, 5% or greater shareholder, consultant, or partner (limited or general) engage in, or have any interest in, any business that competes with the business of the Company ("Netvoice Business") or with respect to activities relating to the engineering, design and/or installation of voice over internet protocol business communications systems and related support services specifically related to the customer premise equipment arena. Notwithstanding the foregoing, (i) the restrictions set forth in the preceding sentence as they apply to the Netvoice Business shall not apply post-Term if Employee is terminated without cause (as defined in subsection 6.1) (including termination as a result of expiration of this Agreement) unless the Company elects to continue to pay (but which it shall not be obligated to do) the compensation specified in Section 4 during such post-Term period (the "Severance"), in which case the restriction shall continue as long as the Company pays the Severance as provided herein (subject to the one-year limitation) and (ii) Employee may own an equity interest in and serve as a director of Talk IP, Inc., but not be involved in the business of such entity, other than the sole function of pursuing and negotiating a sale of such entity. The Company may, in its sole discretion, give Employee written approval(s) to personally engage in any activity or render any services referred to in this Section 10 if the Company first secures written assurances (satisfactory to the Company and its counsel) from Employee, or any prospective employer(s) of Employee, that the integrity of the Company's Confidential Information will not in any way be jeopardized by such activities, provided that the burden of so establishing the foregoing to the satisfaction of the Company and its counsel shall be upon Employee.

          10.2 Employee expressly recognizes and acknowledges that the Company has expended substantial resources, energies and efforts in connection with the aforesaid trade secrets, proprietary information, and customer and supplier relationships, that the protection and confidentiality thereof are critical to the growth, development and success of the Company and that compliance with the restrictive covenants contained in this Agreement is necessary to protect the business and goodwill of the Company. Employee further recognizes that the Company will suffer substantial, irreparable and continuing injuries, damages and costs attendant thereto in the event of a breach of this Agreement. The existence of any claim or cause of action of Employee against the Company, whether predicated under this Agreement or otherwise, shall not constitute a defense to the enforcement hereof by the Company. Further recognizing that money damages may not provide adequate relief, Employee agrees that, in the event that he breaches the provisions of this Article 10, the Company shall be entitled to a preliminary or permanent injunction in order to prevent the continuation of such harm. Nothing in this Agreement shall be construed to prohibit the Company from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.

          10.3 Employee hereby assigns and agrees to assign to the Company, its Subsidiaries, Parent or affiliates, as appropriate, its successors assigns or nominees, his entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee made or conceived, or may make or conceive, either solely or jointly with others, while actually engaged in providing services to the Company or with the use of the time, material or facilities of the Company, or resulting from any task assigned to him or work performed by him or on behalf of the Company. It is further agreed that, without charge to the Company, but at its expense, Employee will execute and deliver all such further documents as may be necessary, including original applications and applications for renewal, extension or reissue of patents, trademark registrations or copyright registrations, in any or all countries, to vest title thereto in the Company, its Subsidiaries, Parent or affiliates, as appropriate, its successors assigns or nominees. Either during or after the Term, Employee will not disclose to anyone outside of the Company, nor use in other than the Company's business, except with the prior written permission of an officer of the Company, any developments, designs, inventions and improvements, trade secrets, works of authorship, proprietary information or proprietary things developed by Employee while actually engaged in providing services to the Company.

     11. WORKING FACILITIES. The Company shall furnish the Employee with support staff, supplies, equipment and such other facilities and services suitable to Employee's position and adequate for the performance his duties.

     12.  MISCELLANEOUS

          12.1 The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance covering Employee in any sum or sums that it may deem necessary to protect its interests, and Employee agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter into this Agreement, Employee represents and warrants to the Company that to the best of his knowledge Employee is insurable at standard (non-rated) premiums.

          12.2 This Agreement is a personal contract, and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. Employee shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, Employee shall not have any power of anticipation, alienation, or assignment of payments contemplated hereunder, and all rights and benefits of Employee shall be for the sole personal benefit of Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Employee; provided, however, that in the event of Employee's death, Employee's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to Employee pursuant to, and in accordance with, the terms of this Agreement.

          The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

          12.3 GOVERNING LAW AND CONSTRUCTION. This Agreement shall be governed by the laws of the State of Texas. The waiver by any party hereto of the breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement of the parties concerning employment and may not be changed except by written agreement duly executed by both parties. This contract shall inure to the benefit of and be binding upon the parties, their successors, heirs, and personal representatives. This contract shall not be assignable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.
                              THE COMPANY:

                              Netvoice Technologies, Inc.


                              By
                                 ------------------------------------
                              Its
                                 ------------------------------------


                              EMPLOYEE:

                              ---------------------------------------

                                                                EXHIBIT B

                            ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (the "Agreement") made and entered into as of the 19th day of May, 2000, by and among Netvoice Technologies, Inc., a Nevada corporation ("Netvoice"), and the persons listed on the signature pages hereto ("Shareholders"), and U.S. Trust Company of Texas, N.A., as escrow agent (the "Agent").

                          W I T N E S S E T H :

     WHEREAS, pursuant to the Stock Purchase Agreement dated as of May 16, 2000 (the "Purchase Agreement"), by and among Netvoice Technologies Corporation, Netvoice, Synetric, Inc., a Texas corporation (the "Company"), and the Shareholders, Netvoice has agreed to purchase all of the shares of common stock of the Company owned by each of the Shareholders; and

     WHEREAS, the Purchase Agreement provides, as a condition to the closing of the transactions thereunder, that the parties execute and deliver this Agreement whereby a certain portion of the consideration to be payable to Shareholders would be placed in escrow for a period of time.
The purpose for the Agreement is to provide Netvoice recourse in the event the parties discover the Company has additional obligations that would affect the purchase price to be paid under the Purchase Agreement.

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms, and subject to the conditions hereinafter set forth, the parties hereto do agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Purchase Agreement.

     2. APPOINTMENT OF AGENT. Netvoice and Shareholders hereby appoint Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

     3.  DEPOSIT OF SHARES OF NETVOICE COMMON STOCK.

          (a)  On the Closing Date, Netvoice shall, in accordance with
SECTION 1.3 of the Purchase Agreement, deposit with the Agent certificates evidencing in the aggregate 33,229 shares of Netvoice Stock as identified on SCHEDULE I hereto ("Escrowed Shares"), to be held in accordance with
SECTION 4 below.

          (b) All dividends, interest and other income from time to time earned thereon with respect to the Escrowed Shares shall be held in escrow pursuant to the terms of this Agreement and shall be considered part of the Escrowed Shares as defined herein.

          (c) Until such time, if ever, as the Agent shall have delivered the Escrowed Shares to Netvoice pursuant to SECTION 4 of this Agreement, Shareholders shall have the right to vote the Escrowed Shares.

     4.   DISPOSITION OF ESCROWED AMOUNT.

          (a) If the Agent shall receive a written notice from Netvoice ("Claim Notice") at any time from the date of this Agreement through the date that is one (1) year following the Closing Date certifying (i) that Netvoice has suffered Purchaser's Losses, and, as a result, Netvoice is entitled to payment hereunder pursuant to SECTION 8.6 of the Purchase Agreement, (ii) the total amount that Netvoice is entitled to be paid from the Escrowed Shares (a "Claim") with respect to such Purchaser's Losses, and (iii) that Netvoice has delivered a copy of such Claim Notice to Shareholders with respect to such Claim, then in such event the Agent shall promptly (and in any event within ten (10) days following receipt of such Claim Notice from Netvoice) deliver a copy of such Claim Notice to Shareholders. If the Agent does not, within twenty (20) days after its delivery of the Claim Notice, receive a written objection from Shareholders with respect to such Claim, the Agent shall promptly deliver to Netvoice such amount of the Escrowed Shares equal to the amount that Netvoice shall have specified as its Claim, with the Escrowed Shares to be valued at the price determined by dividing the amount of the Purchaser's Loss by the average price of the Netvoice Stock for the twenty (20) trading day period prior to the date the Purchaser's Loss is satisfied in full. If the Agent shall receive a written objection from Shareholders within such twenty (20) day period, a conflict shall be deemed to have arisen and the Agent shall within five (5) days of the Agent's receipt of the written objection from Shareholders, deliver written notice of such objection to the parties hereunder, and the Agent shall be entitled to refrain from taking any action until the Agent shall be directed otherwise in accordance with
SECTION 4(b) below.

          (b) If a conflict shall have arisen as described in SECTION 4(a) above, upon receipt by the Agent during the term of this Agreement of (i) joint written instructions signed by Netvoice and Shareholders directing payment of all or a portion of the Escrowed Shares, or (ii) a nonappealable final judgment or order of a court of competent jurisdiction directing the payment of an amount of the Escrowed Shares held hereunder, the Agent shall promptly deliver to the person or persons specified, out of the escrow created hereunder and in the manner specified in the instructions, judgment or order, with the amount of Escrowed Shares to be valued at the price calculated as set forth in SECTION 4(a) above, the amount or amounts of Escrowed Shares specified in such instructions, judgment or order, and the Agent shall thereupon be relieved and discharged from any responsibility or obligation with respect to such amount or amounts of the Escrowed Shares delivered in accordance with this Agreement.

          (c) Unless otherwise notified by an instruction signed by Netvoice and each of the Shareholders, in the event the escrow created hereunder is not sooner terminated pursuant to the provisions of SECTION 4(e) below or extended pursuant to the provisions of this SECTION 4(c), the escrow period and the escrow created hereunder shall terminate on the business day next following the first anniversary of the Closing Date (the "Escrow Period"). Upon such termination, the Agent shall release and deliver to Shareholders the Escrowed Shares remaining in escrow; PROVIDED, HOWEVER, if Netvoice has in good faith filed a Claim with the Agent and Shareholders prior to such termination, which Claim has not been resolved in accordance with

SECTION 4(a) or (b) above by the date of termination of the Escrow Period, the Agent shall release and pay to Shareholders only the amount of Escrowed Shares remaining in escrow in excess of the aggregate amount of the outstanding and unresolved Claim(s) of Netvoice with the amount based upon the price of such Escrowed Shares calculated as set forth in SECTION 4(a) above. Thereafter, upon resolving all remaining Claims in accordance with this SECTION 4, including any distributions to Netvoice (which may be after the period provided herein, in which case the applicable Escrow Period shall be extended to such time in which all Claims are resolved), the Agent shall release and pay to Shareholders all of the Escrowed Shares held in escrow hereunder and close the escrow, whereupon the escrow created hereunder shall be terminated.

          (d) Unless otherwise notified in a joint instruction signed by Netvoice and Shareholders, in the event the Agent disburses to Netvoice all of the Escrowed Shares held in escrow in accordance with the terms of this
SECTION 4 prior to the end of the Escrow Period set forth in SECTION 4(c) above the escrow created hereunder shall immediately terminate and the Agent shall close the escrow and give notice thereof to Netvoice and Shareholders.

          (e) Notwithstanding the provisions of SECTION 4(c) above, at the conclusion of the Escrow Period, if any Claim has not been resolved in accordance with the terms hereof, the Agent shall have the right, in its sole discretion, to deposit with the registry of any State or Federal court located in the City of Dallas, State of Texas, the remaining Escrowed Shares in escrow that equals the aggregate amount of the outstanding and unresolved Claims. In such a case, the Agent shall implead Netvoice and Shareholders in any such action filed with the court.

          (f) In the event that Shareholders elect to satisfy or settle an outstanding Claim or Claims, or pay costs of defense in respect thereof, by making a cash payment to Netvoice, Shareholders may do so by providing written notice of such election to Netvoice, along with the cash payment. Upon receipt of such written notice and cash payment from Shareholders, Netvoice shall, as soon as practicable, forward such written notice to the Agent, who shall, within ten (10) of receipt of such written notice, release the Escrowed Shares to Shareholders in an amount equal to the cash payment made in respect of such Claim(s) or other payment and based upon the price calculated as set forth in SECTION 4(a) above, with such Escrowed Shares to be held by Shareholders subject to the terms of the Purchase Agreement.

          (g) To the extent the Escrowed Shares are used to satisfy or settle a Claim, the Escrowed Shares will be taken proportionately from each Shareholder based on his or her percentage of the total number of Escrowed Shares initially deposited hereunder.

     5.   DUTIES AND OBLIGATIONS.

          (a) The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any persons to perform any other act. The Agent shall be under no liability to Netvoice or Shareholders or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

          (b) Except in the event of Agent's gross negligence or willful misconduct, the Agent shall not be liable to Netvoice and Shareholders or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) that is believed by the Agent to be genuine and to be signed or presented by the proper person or persons.

          (c) The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Agent be responsible or liable to Netvoice or Shareholders or to anyone else in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall not be liable to Netvoice or Shareholders or to anyone else for any loss that may be incurred by reason of any investment of any monies it holds hereunder.

          (d) To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and shall use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes on such investment income or payments in the manner provided in SECTION 5(e) below.

          (e) The Agent shall be indemnified and held harmless jointly and severally by Netvoice and Shareholders from and against any and all expenses, including reasonable attorneys' fees and disbursements, or losses suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, other than arising as a result of the Agent's gross negligence or willful misconduct.

     6. COMPENSATION AND REIMBURSEMENT OF AGENT. The Agent shall be entitled to compensation from Netvoice and Shareholders as provided on EXHIBIT A attached hereto, and to reimbursement from Netvoice and Shareholders for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including but not limited to all reasonable attorneys' and agents' fees and disbursements and all taxes or other governmental charges. Netvoice and Shareholders shall each pay fifty percent (50%) of such compensation and expenses.

     7. FURTHER ASSURANCES. From time to time on and after the date hereof, Netvoice and Shareholders shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

     8.   TERMINATION OF AGREEMENT AND RESIGNATION OF AGENT.

          (a) This Agreement shall terminate on the final disposition of the property held in escrow hereunder, provided that the rights of the Agent and the obligations of Netvoice and Shareholders under SECTIONS 5, 6 and 10 of this Agreement shall survive the termination hereof. The termination of the escrow created hereunder shall occur solely pursuant to the terms hereunder. Such termination shall not be directly or indirectly within the control of the Shareholders, nor shall the return of the Escrowed Shares be triggered by the payment of additional tax or reduction in tax resulting from an Internal Revenue Service audit of the Company, the Shareholders, or any persons related to the Company or the Shareholders within the meaning of Section 267(c)(4) of the Internal Revenue Code of 1986, as amended.

          (b) The Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving Netvoice and Shareholders at least forty-five (45) days' written notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by Netvoice and Shareholders all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the forty-five (45) day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with the registry of any State or Federal court located in the City of Dallas, State of Texas.

     9. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect; PROVIDED, HOWEVER, that such panel shall have no authority to resolve any dispute or controversy arising under the Purchase Agreement, including any Claim. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses of any arbitration proceeding shall be borne by the party or parties not prevailing in such proceeding as determined by the arbitrators.

     10. CONSENT TO SERVICE OF PROCESS. Netvoice and Shareholders hereby irrevocably consent to the jurisdiction of the courts of the State of Texas and of any Federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and each such party waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder. In the event that the person so served fails to appear or answer within the time prescribed by law, that person shall be deemed in default and judgment may be entered by the Agent against that person for the amount or other relief as demanded in any summon, complaint or other proceeds so served.

     11. NOTICES. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (i) delivered personally,
(ii) sent by facsimile with electronic confirmation of receipt and followed up by mail (as contemplated in clause (iv) below), (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

     (i)  If to Netvoice:

          Netvoice Technologies, Inc.
          13747 Montfort Drive, Suite 250
          Dallas, Texas 75204
          Attention:  President
          Telecopy No. (972) 788-2995
     with copies to:

          Best, Patterson & Crothers, Ltd.
          2200 Ross Avenue, Suite 3838
          Dallas, Texas  75201
          Attn:  Michael Crothers
          Telecopy No. (214) 978-3899

     and

          Locke Liddell & Sapp LLP
          2200 Ross Avenue, Suite 2200
          Dallas, Texas  75201
          Attn:  Jack E. Jacobsen, Esq.
          Telecopy No. (214) 740-8800

     (ii) If to Shareholders:

          To the address listed below each Shareholder's name on the signature pages hereto with a copy to:

          Smith, Underwood & Perkins, P.C.
          5420 LBJ Freeway, Suite 600
          Dallas, Texas  75240
          Attn:  Christine A. McGuire, Esq.
          Telecopy No. (972) 661-5691

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon receipt by such party. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fifth day after the day it is so placed in the mail.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein.

     13. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations hereunder may not be assigned, except that each of Netvoice and Shareholders may assign this Agreement and its rights and obligations hereunder only to a successor to such party's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement.

This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this SECTION 13) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, not shall they be construed to be, for the benefit of any third person.

     14. RULES OF CONSTRUCTION. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby", "hereof", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, corporation, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     15. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     16. MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by all parties hereto. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES).

     18. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

                                   NETVOICE TECHNOLOGIES, INC.


                                   By: ____________________________________
                                   Name: __________________________________
                                   Title: _________________________________



                                   ________________________________________
                                   John C' de Baca
                                   Address: _______________________________
                                   ________________________________________


                                   ________________________________________
                                   Joel T. Hutton
                                   Address: _______________________________
                                   ________________________________________


                                   ________________________________________
                                   Bryan Cochran
                                   Address: _______________________________
                                   ________________________________________


                                   ________________________________________
                                   Carla Doty
                                   Address: _______________________________
                                   ________________________________________


                                   ________________________________________
                                   Cheryl Marshall
                                   Address: _______________________________
                                   ________________________________________


                                   ________________________________________
                                   Richard Bills
                                   Address: _______________________________
                                   ________________________________________

                                   ________________________________________
                                   David Plank
                                   Address: _______________________________
                                   ________________________________________


                                   ________________________________________
                                   Dan Grijzenhout
                                   Address: _______________________________
                                   ________________________________________



     U.S. Trust Company of Texas, N.A., Escrow Agent, hereby acknowledges receipt of the subject matter of the escrow as described in the foregoing Escrow Agreement and hereby accepts the subject matter as Escrow Agent thereunder, subject to the terms and conditions therein set out.


                                   U.S. TRUST COMPANY OF TEXAS, N.A.



                                   By: ____________________________________
                                   Name: __________________________________
                                   Title: _________________________________

                   RECEIPT UPON TERMINATION OF ESCROW


     The undersigned hereby acknowledge receipt from __________, Escrow Agent under the foregoing Escrow Agreement, of the subject matter of the escrow as described in such Agreement. The undersigned acknowledge a faithful and proper performance by said Escrow Agent of its duties under said Escrow Agreement, and in consideration of such delivery hereby release and discharge said Escrow Agent from all further responsibility or liability as under said Agreement.


     Executed this _____ day of _________________, _____.



                                   ___________________________________

                               EXHIBIT "A"
                               -----------


                      COMPENSATION OF ESCROW AGENT


                       A lump sum fee of $2,500.00

                               SCHEDULE I



CERTIFICATE NO.                HOLDER              NUMBER OF SHARES
---------------                ------              ----------------

                          John C' de Baca               9,406

                            Joel Hutton                 9,367

                            Carla Doty                  5,350

                           Byran Cochran                6,244

                          Dan Grizenhout                  798

                           Richard Bills                  469

                            David Blank                   469

                          Cheryl Marshall               1,126